Exhibit 5.1

Union Trust Building 501 Grant Street, Suite 200 Pittsburgh, PA 15219-4413 T 412 562 8800 F 412 562 1041 www.bipc.com

December 22, 2023

Longeveron Inc.
1951 NW 7th Avenue, Suite 520
Miami, Florida 33136

Ladies and Gentlemen:

We have acted as counsel to Longeveron Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing of a Registration Statement on Form S-3 (File No. 333-264142) (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the public offering of 1,355,301 shares of Class A common stock, par value $0.001 per share (“Common Stock”) of the Company (the “Shares”) sold by the Company pursuant to the Securities Purchase Agreement, dated as of December 20, 2023 (the “Agreement”), by and between the Company and the purchaser named therein, as described in the prospectus, dated April 14, 2022 (the “Registration Statement Prospectus”), which forms a part of the Registration Statement, as supplemented by the Prospectus Supplement, dated December 20, 2023 (together with the Registration Statement Prospectus, the “Prospectus”).

We have reviewed copies of (i) the Registration Statement; (ii) the Company’s Bylaws; (iii) the Company’s Certificate of Incorporation; (iv) the specimen Common Stock certificate used by the Company for the issuance of shares of its Common Stock; and (v) certain resolutions of the Board of Directors of the Company authorizing the registration and issuance of the Shares, and other related matters. We have also reviewed such other documents and made such other investigations as we have deemed appropriate. As to various questions of fact material to this opinion, we have relied upon statements, representations and certificates of officers or representatives of the Company, public officials and others. We have not independently verified the facts so relied on.

In our examination of the documents described above, we have assumed the genuineness of all signatures, the legal capacity of all individual signatories, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of such original documents and the completeness and accuracy of all such documents provided to us by the Company. As to any facts material to the opinions expressed herein, we have, when such facts were not independently established, relied upon certificates of public officials and certificates, oaths, declarations and representations of the Company and of its officers, directors and other representatives. We have assumed that the Company will continue to be presently subsisting in good standing and will continue to have the requisite legal status and legal capacity under the laws of the State of Delaware, and that the Company has complied and will comply with all aspects of applicable laws of jurisdictions other than the United States of America in connection with the transactions contemplated by the Registration Statement.

Based upon the foregoing and in reliance thereon, and subject to the qualifications, limitations, exceptions and assumptions set forth herein, we are of the opinion that (i) following the (A) issuance of the Shares pursuant to the terms of the Agreement and (B) receipt by the Company of the consideration for the Shares specified in the Agreement, the Shares will be validly issued, fully paid, and nonassessable.

Our opinion is not rendered with respect to any laws other than the General Corporation Law of the State of Delaware. Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. Without limiting the generality of the foregoing, we express no opinion with respect to compliance by the Company with federal securities laws or the securities or “blue sky” laws of any state or other jurisdiction of the United States or of any foreign jurisdiction, including with respect to antifraud laws relating to the sale of securities.

This opinion is rendered as of the date first written above, based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein, whether by implication or otherwise, as to any other matters relating to the Company, the Shares or any other agreements or transactions that may be related thereto or contemplated thereby. We are expressing no opinion as to any obligations that parties other than the Company may have under or in respect of the Shares or as to the effect that their performance of such obligations may have upon any of the matters referred to above. No opinion may be implied or inferred beyond the opinion expressly stated above.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated by the Commission and to the use of our name in the Prospectus and any prospectus supplement under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

Buchanan Ingersoll & Rooney PC

By:	/s/ Jennifer R. Minter
Jennifer R. Minter, Vice President- Opinions